SUBORDINATION AGREEMENT

                                WITH RESPECT TO

                     SECOND AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

                                       OF

                          UNITED DOMINION REALTY, L.P.


         THIS SUBORDINATION AGREEMENT made as of the 16th day of April, 1998, between United Dominion Realty Trust, Inc., a Virginia corporation (the "General Partner"), and United Dominion Realty, L.P., a Virginia limited partnership (the "OP"), recites and provides as follows:

RECITALS

         OP was created and exists pursuant to a Second Amended and Restated Agreement of Limited Partnership dated August 30, 1997 (the "Partnership Agreement"), between the General Partner and the limited partners listed on Exhibit A to the Partnership Agreement. General Partner is the sole general partner of the OP. The purpose of this Agreement is to reflect the General Partner's agreement, for the benefit of all current OP limited partners, persons becoming OP limited partners concurrently with the execution and delivery of this Agreement and all persons who may hereafter become OP limited partners (collectively, the "Limited Partners"), to subordinate its right to receive cash distributions from the OP to the Limited Partners' rights to receive cash distributions from the OP. Terms used herein and not defined are defined in the Partnership Agreement.

AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Notwithstanding anything to the contrary in this Section 5.02(a) of the Partnership Agreement, the General Partner shall not receive any cash distributions with respect to a quarter (or other distribution period) unless and until the Limited Partners have received cash distributions per Partnership Unit for that quarter (or other distribution period) that equal the cash distributions per REIT Share for that quarter (or other distribution period).

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         2. This Agreement is made for the benefit of the Limited Partners, all or any of whom may maintain an action hereon as provided in Section 55-22 of the Code of Virginia of 1950, as amended.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                            UNITED DOMINION REALTY TRUST, INC.

                                            By:__________________________
                                            Name:________________________
                                            Its:_________________________

                                            UNITED DOMINION REALTY, L.P.
                                            By: UNITED DOMINION REALTY TRUST,
                                            INC., General Partner

                                            By:__________________________
                                            Name:________________________
                                            Its:_________________________



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                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this Quarterly Report to be signed on its behalf by the undersigned, thereunto duly authorized.

United Dominion Realty Trust, Inc.
          (registrant)


Date: May 15, 1998

                                                        James Dolphin
                                           Executive Vice President, Chief
                                           Financial Officer and Chief
                                           Accounting Officer